BYLAWS OF CREDIT ONE FINANCIAL, INC.

             ARTICLE I  MEETINGS OF SHAREHOLDERS

               Section 1 Annual Meeting The annual shareholder meeting of this corporation shall be held on the fourth Saturday of October of each year or at such other time and place designated by the Board of Directors of the corporation provided that if said day falls on a legal holiday, then the meeting will be held on the first business day thereafter. Business transacted at said meeting will include the election of directors of the corporation.

               Section 2   Special Meetings   Special meetings of
the shareholders will be held when directed by the President, Board of Directors, or the holders of not less than 10 percent of all of the shares entitled to vote at the meeting. A meeting requested by shareholders of the corporation will be called for a date not less than 10 nor more than 60 days after the request is made, unless the shareholders requesting the meeting designate a later date. The call for the meeting will be issued by the Secretary, unless the President, Board of Directors, or shareholders requesting the meeting will designate another person to do so.

               Section 3   Place   Meetings of shareholders will
be held at the principal place of business of the corporation or at such other place as is designated by the Board of Directors.

               Section 4 Notice Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose(s) for which said special meeting is called, will be delivered not less than 10 nor more than 60 days before the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary or the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice will be deemed to be delivered when deposited in the United States mail and addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

               Section 5   Notice of Adjourned Meeting   When a
meeting is adjourned to another time or place, it will not be necessary to give any notice of the adjourned meeting provided that the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At such an adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting will be given on the new record date as provided in this Article to each shareholder of record entitled to vote at such meeting.

               Section 6   Shareholder Quorum and Voting   Fifty
one (51) percent of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at a meeting of shareholders. If a quorum , as herein defined, is present, the affirmative vote of 51% of the shares represented at the meeting and entitled to vote on the subject matter thereof will be the act of the shareholders unless otherwise provided by law.

               Section 7   Voting of Shares   Each outstanding
share will be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

               Section 8   Proxies   A shareholder may vote
either in person or by proxy provided that any and all proxies are executed in writing by the shareholder or his duly authorized attorney-in-fact. No proxy will be valid after the duration of eleven (11) months from the date thereof unless otherwise provided in the proxy.

               Section 9   Action by Shareholders Without a
Meeting   Any action required or permitted by law, these bylaws,
or the Articles of Incorporation of this corporation to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, provided that a written consent is filed setting forth the action so taken, and signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, as provided by law.

                    ARTICLE II   DIRECTORS

               Section 1   Function   All corporate powers,
business, and affairs will be exercised, managed and directed under the authority of the Board of Directors.

               Section 2   Qualification of Directors   The
directors may or may not be shareholders of this corporation.

               Section 3   Compensation of Directors
Stockholders will have the authority to fix the compensation for directors of this corporation.

               Section 4   Presumption of Assent   A director of
the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken will be presumed to have assented to the action taken unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

               Section 5   Number   This corporation will have no
less than one nor more than eleven directors.

               Section 6   Election and Term   Each person named
in the Articles of Incorporation as a member of the initial Board of Directors will hold office until his successor will have been qualified and elected at the first annual meeting of shareholders, or until said director's earlier resignation, removal from office or death.
               At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders will elect directors to hold office until the next annual meeting. Each director will hold office for a term for which he is elected until his successor will have been qualified and elected, his prior resignation, his removal from office or his death.

               Section 7   Vacancies   Any vacancy occurring in
the Board of Directors will be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy will hold office only until the next election of directors by the shareholders.

               Section 8   Removal of Directors   At a meeting of
shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of sixty (60) percent of the shares then entitled to vote at an election of directors.

               Section 9   Quorum and Voting   Fifty one (51)
percent of the number of directors fixed by these bylaws shall constitute a quorum for the transaction of business. The act of fifty one (51) percent of the directors present at a meeting at which a quorum is present will be the act of the Board of Directors.

               Section 10   Executive and Other Committees   A
resolution adopted by sixty six and two thirds (66 2/3) percent of the Board of Directors, may designate from among its members an executive committee and/or other committee(s) which will have and may exercise all the authority of the Board of Directors to the extent provided in such resolution, except as is provided by law.

               Section 11   Place of Meeting   Special or regular
meetings of the Board of Directors will be held at the Administrative Offices of the Company, or at such other location as may be mutually acceptable to the members attending the meeting.

               Section 12 Notice, Time and Call of Meetings Regular meetings of the Board of Directors will be held without notice immediately upon adjournment of the annual meeting. Written notice of the time and place of special meetings of the Board of Directors will be given to each director by either personal delivery, telegram or cablegram at least fifteen (15) days before the meeting or by notice mailed to the director at least fifteen (15) days prior to the meeting.
               Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting will constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.
               Neither the business to be transacted nor the purpose of regular or special meetings of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
               A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting will be given to the directors who were not present at the time of the adjournment.
               Meetings of the Board of Directors may be called by the chairman of the board, the president of the corporation or any two directors.
               Members of the Board of Directors may participate in a meeting of such board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

               Section 13   Action Without a Meeting   Any action
required to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of the Board of Directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the directors, or all of the members of the committee, as the case may be, is filed in the minutes of the proceedings of the board or of the committee. Such consent will have the same effect as a unanimous vote.

                    ARTICLE III  OFFICERS

               Section 1   Officers.   The officers of this
corporation will consist of a president, a vice president, a secretary and a treasurer, each of whom will be elected by a majority vote of the Board of Directors. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by a majority vote of the Board of Directors from time to time. Any two or more officers may be held by the same person.

               Section 2   Duties   The officers of this
corporation will have the following duties:
               The President will be the chief executive officer of the corporation, who generally and actively manages the business and affairs of the corporation subject to the directions of the Board of Directors. He will preside at all meetings of the shareholders and Board of Directors.
               The Vice President will in the event of the absence or inability of the President to exercise his office become acting president of the organization with all of the rights, privileges and powers as if he had been duly elected president.
               The Secretary will have custody of, and maintain all of the corporate records except the financial records. Furthermore, he will record the minutes of all meetings of the shareholders and Board of Directors, send all notices of meetings and perform such other duties as may be prescribed by the Board of Directors or the President.
               The Treasurer shall retain custody of all corporate funds and financial records, maintain full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of shareholders and whenever else required by the Board of Directors or the President, and perform such other duties as may be prescribed by the Board of Directors or the President.

               Section 3   Removal of Officers   An officer or
agent elected or appointed by a majority vote of the Board of Directors may be removed by a majority vote of the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby.
               Any vacancy in any office may be filled by the Board of Directors.

                    ARTICLE IV  STOCK CERTIFICATES

               Section 1   Issuance   Every holder of share(s) in
this corporation will be entitled to have a certificate representing all share(s) to which he is holder. No certificate representing share(s) will be issued until such share(s) is/are fully paid.

               Section 2   Form   Certificates representing
share(s) in this corporation will be signed by the President or Vice President and the Secretary or an Assistant Secretary and will be sealed with the seal of this corporation.

               Section 3   Transfer of Stock   The corporation
will register a stock certificate presented for transfer if the certificate is properly endorsed by the holder of record or by his duly authorized agent.

               Section 4   Lost, Stolen, or Destroyed
Certificates If the shareholder will claim to have lost or destroyed a stock certificate representing shares issued and recorded by the corporation, a new certificate will be issued upon said shareholder presenting an affidavit claiming the certificate to be lost, stolen or destroyed. At the discretion of the Board of Directors, said shareholder will deposit a bond or other indemnity in such amount and with such sureties, if any, as the board may require.

                    ARTICLE V  BOOKS AND RECORDS

               Section 1   Books and Records   This corporation
will keep accurate and complete books, records of account, and minutes of the proceedings of all meetings of shareholders, Board of Directors, committees of directors and official correspondence.
               This corporation will keep, at its registered office and at the office of its attorneys a record of all shareholders indicating the name, address, shareholder identification numbers and number of shares held by each registered shareholder.
               Any books, records and minutes may be in written form or in any other form capable of being converted into written form.

               Section 2   Shareholders Inspection Rights   Any
person who has been or presently is a holder of record of shares or of voting trust certificates, at least six months immediately preceding his demand to examine Company records may, upon written demand stating the purpose thereof, have the right to examine and to make extracts in person or by agent or attorney, at any reasonable time(s), for any proper purpose, the corporation's relevant books, records of accounts, minutes and records of shareholders.

               Section 3   Financial Information   Not later than
four months after the close of each fiscal year, this corporation will prepare a balance sheet showing the financial condition of the corporation at the close of the fiscal year, and a profit and loss statement showing the results of the operations of the corporation during the fiscal year.
               Upon written request of any shareholder or holder of voting trust certificates for shares, the corporation will mail to that shareholder or holder of voting trust certificates a copy of the most recent balance sheet and profit and loss statement.
               The balance sheet and profit and loss statement will be filed in the registered office of the corporation in this state, will be kept for at least five years, and will be subject to inspection during business hours by any shareholder or holder of voting trust certificates, in person or by agent.

                    ARTICLE VI  DIVIDENDS

               The Board of Directors of this corporation may, from time to time, declare dividends on its shares in cash, property or its own shares, except when the corporation is insolvent or when the payment thereof would render the corporation insolvent, subject to the provisions of the Florida Statutes.

                    ARTICLE VII CORPORATE SEAL

               The Board of Directors will provide a corporate seal which will be in circular form embossing in nature and stating "Corporate Seal", "Florida", year of incorporation and the name of said corporation.

                    ARTICLE VIII  AMENDMENT

               These bylaws may be altered, amended or repealed; and altered, amended or new bylaws may be adopted by a sixty six and two thirds (66 2/3) percent of the stockholders at a meeting at which at least fifty one (51) percent of the stockholders are present.



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